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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 12, 2004 (except for Note 14 as to which the date is May 5, 2005) in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-128443) and related Prospectus of Seneca Gaming Corporation dated November 30, 2005.

                          /s/ Ernst & Young LLP

Buffalo, New York
November 28, 2005

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Consent of Independent Registered Public Accounting Firm